                                                                    EXHIBIT 10.3



As discussed in Item 5, the accompanying financial information as of June 30, 1999, that was included in the Intellicell Corp. Proxy Statement dated August 26, 1999 in Appendix D, have been revised to reflect the proper financial results of CWI as of that date.

APPENDIX D

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Balance Sheet of Focus and CWI as of June 30, 1999, and the Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1998, and the six months ended June 30, 1999, have been prepared to reflect the effect on the historical results of Focus of the acquisition of all issued and outstanding capital stock of CWI.

The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the transactions occurred on June 30, 1999; the Unaudited Pro Forma Combined Statements of Operations have been prepared as if the transactions occurred on January 1, 1998. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the transaction had been consummated as of June 30, 1999, or January 1, 1998, or the results which may be obtained in the future.

The pro forma adjustments, as described in the Noted to the Unaudited Pro Forma Combined Financial Information, are based on available information and upon certain assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with Focus and CWI historical financial statements, including the related noted thereto.

UNAUDITED PRO FORMA BALANCE SHEET

                                                               Focus              CWI
                                                           June 30, 1999     June 30, 1999      Pro Forma        Pro Forma
                                                            (Unaudited)       (Unaudited)      Adjustments       Combined
                                                           -------------     -------------     -----------       ---------

                            Assets

Current Assets:
     Cash and Cash Equivalents                               $  1,593         $     --                           $  1,593
     Accounts Receivable, net                                   3,194            7,169                             10,363
     Inventories, net                                           1,124            5,726                              6,850
     Other Current Assets                                         475            4,518                              4,993
                                                             --------         --------          --------         --------
       Total Current Assets                                     6,386           17,413                --           23,799
Property and Equipment, net                                       395            2,989                              3,384
Goodwill                                                           --               --            13,822           13,822
Other Noncurrent Assets                                           166               81                                247
                                                             --------         --------          --------         --------
       Total Other Assets                                    $  6,947         $ 20,483          $ 13,822         $ 41,252
                                                             ========         ========          ========         ========

        Liabilities and Stockholders' Equity

Current Liabilities:
     Cash required to finance the acquisition                                                   $  5,000         $  5,000
     Accounts Payable                                        $  2,810         $  6,378                              9,188
     Revolving Credit Facility                                  1,376            8,875                             10,251
     Accrued Expenses                                             467            4,434                              4,901
                                                             --------         --------          --------         --------
       Total Current Liabilities                                4,653           19,687                             29,340
Long-term debt                                                     --            1,458             1,000            2,458
Stockholders' Equity                                            2,294             (662)            7,822            9,454
                                                             --------         --------          --------         --------
          Total Liabilities and Stockholders' Equity         $  6,947         $ 20,483          $ 13,822         $ 41,252
                                                             ========         ========          ========         ========

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                            Focus              CWI
                                                          Year Ended        Year Ended
                                                         December 31,      September 30,                       Combined
                                                             1998              1998           Pro Forma        Pro Forma
                                                          (Audited)          (Audited)       Adjustments         Totals
                                                         ------------      -------------     -----------       ---------

OPERATIONS:
Net Sales                                               $    27,787        $    81,031                        $   108,818
Cost of Sales                                                26,152             73,138                             99,290
                                                        -----------        -----------       -----------      -----------
Gross Profit                                                  1,635              7,893                              9,528
Selling, general and administrative expenses                  4,167              5,842                             10,009
Amortization of goodwill                                         --                 --             1,382            1,382
                                                        -----------        -----------       -----------      -----------
Income (loss) from operations                                (2,532)             2,051            (1,382)          (1,863)
Other income (expense)                                         (237)              (892)             (120)          (1,249)
                                                        -----------        -----------       -----------      -----------
Income (loss) before income tax expense (benefit)            (2,769)             1,159            (1,502)          (3,112)
Income tax expense (benefit)                                     --                 15               (15)              --
                                                        -----------        -----------       -----------      -----------
Net (loss) income                                       $    (2,769)       $     1,144       $    (1,487)     $    (3,112)
                                                        ===========        ===========       ===========      ===========
Pro Forma Basic and Diluted Loss Per Share                                                                    $     (0.47)
                                                                                                              ===========
Weighted average number of common shares outstanding                                                            6,665,902
                                                                                                              ===========

                                                            Focus
                                                          Six Months          CWI
                                                            Ended          Six Months
                                                           June 30,           Ended                           Combined
                                                             1999         June 30, 1999      Pro Forma        Pro Forma
                                                         (Unaudited)       (Unaudited)      Adjustments        Totals
                                                         -----------      -------------     -----------       ---------
OPERATIONS:
Net Sales                                                $    14,219      $    36,898                        $    51,117
Cost of Sales                                                 13,397           33,342                             46,739
                                                         -----------      -----------       -----------      -----------
Gross Profit                                                     822            3,556                              4,378
Selling, general and administrative expenses                   2,979            4,557                              7,536
Amortization of goodwill                                          --               --               691              691
                                                         -----------      -----------       -----------      -----------
Income (loss) from operations                                 (2,157)          (1,001)             (691)          (3,849)
Other income (expense)                                           (17)              95               (60)              18
                                                         -----------      -----------       -----------      -----------
Income (loss) before income tax expense (benefit)             (2,174)            (906)             (751)          (3,831)
Income tax expense (benefit)                                      --               --                --               --
                                                         -----------      -----------       -----------      -----------
Net (loss) income                                        $    (2,174)     $      (906)      $      (751)     $    (3,831)
                                                         ===========      ===========       ===========      ===========
Pro Forma Basic and Diluted Loss Per Share                                                                   $     (0.44)
                                                                                                             ===========
Weighted average number of common shares outstanding                                                           8,793,636
                                                                                                             ===========

FOCUS AFFILIATES, INC. AND CELLULAR WHOLESALERS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. DESCRIPTION OF MERGER

     On the closing date, anticipated as of September 30, 1999, each share of issued and outstanding capital stock of CWI will be exchanged for cash and shares of Focus common stock. The total consideration to be received by CWI stockholders will be $15,000,000 ("Base Consideration"), plus an additional amount ("Additional Consideration") in the event the total stockholders' equity of CWI as of the closing date exceeds $177,667. The Base Consideration will consist of $6,000,000 in cash and $9,000,000 of shares of Focus common stock. For purposes of the merger, the shares will have a value of $4.00, resulting in 2,250,000 shares of Focus common stock to be issued to CWI stockholders. The Additional Consideration, if any, will consist of an additional number of shares of Focus common stock equal to
     (i) the amount by which the closing date equity exceeds $177,667, divided by (ii) $4.00. However, the cash portion of the Base Consideration will be reduced by the amount the closing date equity is less than $1,177,667.

     The Company funded the cash portion of the purchase price by selling $5,000,000 of convertible subordinated notes convertible into 1,250,000 shares of common stock of the Company and warrants to purchase 644,050 shares of common stock of the Company at an exercise price of $4 per share. In addition, the Company sold $1,000,000 of convertible subordinated notes with attached warrants to purchase 150,000 shares at $5.55 per share to two separate noteholders.

2. BASIS OF PRESENTATION

     The unaudited pro forma combined financial statements give effect to the pending acquisition by Focus of 100% of the issued and outstanding shares of common stock of CWI and are based on the estimates and assumptions set forth therein. This pro forma information has been prepared utilizing the historical financial statements of each entity. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually could have been obtained if the acquisition had been effected on the date indicated or those results which may be obtained in the future.

     The Unaudited Pro Forma Combined Balance Sheet assumes that the acquisition was consummated on June 30, 1999, combining the balance sheets of Focus and CWI at June 30, 1999. The Unaudited Pro Forma Combined Statements of Operations assume that the acquisition was consummated on January 1, 1998, combining the annual statements of operations of Focus for the year ended December 31, 1998 and CWI for the year ended September 30, 1998, and the interim statements of operations of Focus for the six months ended June 30, 1999 and CWI for the six month period ended June 30, 1999.

     The transaction will be accounted for under the purchase method of accounting. At June 30, 1999, the pro forma Goodwill was calculated as follows:

      Purchase Price - Base Consideration                                 $ 15,000,000(1)
      Adjustment to reduce cash portion of Base
          Consideration:
               Required Equity                         $ 1,177,667
               Equity at June 30, 1999                    (662,000)         (1,840,000)
                                                       -----------

      Additional Consideration:
               Equity at June 30, 1999                   (662,000)
               Required Equity                             177,667
                                                       -----------
               Excess                                           --
               Divided by                                        4
                                                       ------------
               Additional common stock                          --
               Assigned Value                          $      4.00                  --
                                                       ------------       ------------

      Adjusted purchase price                                               13,160,000
      Net Assets of CWI                                                       (662,000)
                                                                          ------------

      Goodwill                                                            $ 13,822,000
                                                                          ============

              (1) See Footnote 1 - Description of Merger

For financial purposes, goodwill will be amortized on a straight-line basis over a ten-year period. Annual amortization is approximately $1,382,000.

The pro forma adjustments on the combined balance sheet are as follows:

     Goodwill recognized                                                   $ 13,822,000
                                                                           ------------
     Effect on total assets                                                  13,822,000
                                                                           ------------

     Cash required to finance the acquisition                                 6,000,000

     Common stock increased by 2,250,000 shares at
         $.01 par value, less $1,000
         CWI common stock                                                        22,000
     Additional paid-in capital increased                                     7,138,000
     Retained Earnings of CWI eliminated                                        662,000
                                                                           ------------

     Effect on total liabilities and stockholders'
         equity                                                            $ 13,822,000
                                                                           ------------